UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2017, Rush Enterprises, Inc. (“Rush”) and certain of its subsidiaries (Rush and such subsidiaries collectively, the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with the Lenders signatory thereto and BMO Harris Bank N.A., as Administrative Agent (the “Agent”).

Pursuant to the terms of the Credit Agreement, the Lenders have agreed to make up to $100 million of revolving credit loans to the Company for working capital, capital expenditures and other general corporate purposes. The amount of borrowings under the Credit Agreement are subject to borrowing base limitations based on the value of the Company’s Eligible Parts Inventory and Eligible Company Vehicles (as such terms are defined in the Credit Agreement). The Credit Agreement includes a $20 million letter of credit sublimit.

Borrowings under the Credit Agreement will bear interest at rates based on LIBOR or the Base Rate (as such terms are defined in the Credit Agreement), plus an applicable margin determined based on outstanding borrowing under the Credit Agreement. In addition, the Company is required to pay a commitment fee on the amount unused under the Credit Agreement.

We have granted the Agent, for the benefit of the Lenders, a security interest in (i) all Parts Inventory, (ii) all Company Vehicles, (iii) our present and future new and used vehicle inventory, together with all attachments, accessories, exchanges, and additions to (including replacement parts installed in or repairs to) any such inventory, (iv) all chattel paper, documents, certificates of title, certificates of origin, general intangibles, instruments, accounts and contract rights now existing or hereafter arising with respect thereto, and (iv) all cash and non-cash proceeds of any of the foregoing, in order to secure our obligations under the Credit Agreement. The foregoing collateral also secures the Company’s obligations under its Third Amended and Restated Credit Agreement, dated as of July 7, 2016 (the “Floor Plan Credit Agreement”), by and among certain subsidiaries of Rush, as borrowers, Rush, as the borrower representative and guarantor, the lenders from time to time parties thereto and BMO Harris Bank N.A., as administrative agent and collateral agent (the “Floor Plan Agent”). The Agent and the Floor Plan Agent have entered into an Intercreditor Agreement, dated as of March 21, 2017, setting forth their agreement as to certain of their respective rights and obligations with respect to the assets and properties of the Company and their understanding relative to their respective positions as secured creditors in certain assets and properties of the Company.

The Credit Agreement expires on the earlier of (i) March 21, 2020 and (ii) the date on which all commitments under the Floor Plan Credit Agreement shall have terminated, whether as a result of the occurrence of the Commitment Termination Date (as defined in the Floor Plan Credit Agreement) or otherwise. We may reduce the commitments under, or terminate, the Credit Agreement at any time.

The Credit Agreement requires us to meet the following financial covenants as of the last day of each quarter:

●	the ratio of our consolidated total liabilities to our total net worth, each as defined in the Credit Agreement, cannot exceed 3.50:1.

●	the ratio of our consolidated adjusted EBITDAR to our consolidated fixed charges, each as defined in the Credit Agreement, for the four quarter period then ending cannot be less than 1.20:1.

●

our consolidated tangible net worth, as defined in the Credit Agreement, cannot be less than (i) $355 million on or prior to March 31, 2016 and (ii) thereafter the sum of (a) the minimum consolidated tangible net worth for the prior quarter plus (b) 50% of the Company’s net income for the quarter being measured (or $0 if the Company has a net loss for such quarter).

●

our consolidated net worth, as defined in the Credit Agreement, cannot be less than (i) $538 million on or prior to March 31, 2016 and (ii) thereafter the sum of (a) the minimum consolidated net worth for the prior quarter plus (b) 50% of the Company’s net income for the quarter being measured (or $0 if the Company has a net loss for such quarter).

If an event of default exists under the Credit Agreement, the Lenders will be able to terminate the Credit Agreement and accelerate the maturity of all outstanding loans, as well as exercise other rights and remedies. Each of the following is an event of default under the Credit Agreement:

●	failure to pay any principal, interest, fees, expenses or other amounts when due;

●	failure of any representation or warranty to be materially correct;

●	any breach of financial covenants or negative covenants or failure to deliver financial statements;

●	failure to observe any other agreement, security instrument, obligation or covenant beyond specified cure periods in certain cases;

●	default under other indebtedness in excess of $10.0 million;

●	bankruptcy or insolvency events;

●	judgments against us in excess of certain allowances;

●	any loan document or lien securing our obligations under the Credit Agreement ceases to be effective;

●	the subordination provisions of certain arrangements we have with other lenders fail to be enforceable;

●	a material adverse effect, as defined in the Credit Agreement, occurs;

●	a loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $10.0 million;

●

any person in control of the Company is accused or alleged or charged (whether or not subsequently arraigned, indicted or convicted) by any Governmental Authority to have used any inventory or Company Vehicle in connection with the commission of any crime (other than a misdemeanor moving violation); or

●	a change of control, which includes the following events:

(i)

the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934), other than Permitted Investors (as defined below), of Rush stock representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Rush stock;

(ii)

a majority of the seats on Rush’s board of directors are occupied by persons who were not directors on March 21, 2017 and were neither (i) nominated by Rush’s board of directors nor (ii) appointed by directors so nominated; or

(iii)

Rush ceases, directly or indirectly, to own and control, beneficially and of record, one hundred percent (100%) of the issued and outstanding voting stock and stock equivalents of each subsidiary that is a borrower under the Credit Agreement.

“Permitted Investors” means W. Marvin Rush, W.M. “Rusty” Rush, Robin Rush, Barbara Rush, Michael McRoberts, James Thor, Martin A. Naegelin, Scott Anderson, Derrek Weaver, Steven Keller, Corey Lowe and Rich Ryan and any other person whose stock is controlled by any one or more of the foregoing.

Rush has guaranteed the borrowers’ obligations under the Credit Agreement.

The foregoing description is qualified in its entirety by reference to the full text of (i) the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference, (ii) the Security Agreement, dated as of March 21, 2017, made by the Company in favor of the Agent, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference, and (iii) the Intercreditor Agreement, dated as of March 21, 2017, by and among the Agent, the Floor Plan Agent and the Company, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the Credit Agreement is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 21, 2017 by and among the Company, the Lenders signatory thereto and BMO Harris Bank N.A., as Administrative Agent.

10.2	Security Agreement, dated as of March 21, 2017, made by the Company in favor of BMO Harris Bank N.A., as Administrative Agent.

10.3

Intercreditor Agreement, dated as of March 21, 2017, by and among BMO Harris Bank N.A., as Administrative Agent under the Credit Agreement, BMO Harris Bank N.A., as Administrative Agent and Collateral Agent under the Third Amended and Restated Credit Agreement, dated as of July 7, 2016, and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

By:	/s/ Steven L. Keller
Steven L. Keller
Chief Financial Officer and Treasurer

Dated: March 27, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 21, 2017 by and among the Company, the Lenders signatory thereto and BMO Harris Bank N.A., as Administrative Agent.

10.2	Security Agreement, dated as of March 21, 2017, made by the Company in favor of BMO Harris Bank N.A., as Administrative Agent.

10.3

Intercreditor Agreement, dated as of March 21, 2017, by and among BMO Harris Bank N.A., as Administrative Agent under the Credit Agreement, BMO Harris Bank N.A., as Administrative Agent and Collateral Agent under the Third Amended and Restated Credit Agreement, dated as of July 7, 2016, and the Company.